Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Juniper Partners Acquisition Corp. (the ‘‘Company’’) on Form 10-QSB for the period ending March 31, 2007 (the ‘‘Report’’), as filed with the Securities and Exchange Commission on the date hereof, I Stuart B. Rekant, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Stuart B. Rekant	Dated: May 15, 2007
Stuart B. Rekant Chairman of the Board and Chief Executive Officer (Principal Executive Officer)